EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2005, relating to the financial statements and financial statement schedule of Smith Micro Software, Inc. appearing in the Annual Report on Form 10-K/A (Amendment No. 2) of Smith Micro Software, Inc. for the year ended December 31, 2004.
/s/ Deloitte and Touche LLP
Costa Mesa, California
October 18, 2005